Exhibit T3F
                                   -----------

                    Debt Securities (Cross Reference Sheet*)

This Cross Reference Sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 310 - 318(a), inclusive, of the Trust Indenture Act of 1939, as amended.

Trust Indenture Act                                        Sections of Indenture
-------------------                                        ---------------------

 ss. 310(a)(1)       .........................................   9.08
      (a)(2)       ...........................................   9.08
      (a)(3)       ...........................................   Inapplicable
      (a)(4)       ...........................................   Inapplicable
      (a)(5)       ...........................................   9.08
         (b)       ...........................................   9.07 and 9.09
         (c)       ...........................................   Inapplicable
  ss. 311(a)       ...........................................   9.12
         (b)       ...........................................   9.12
         (c)       ...........................................   Inapplicable
  ss. 312(a)       ...........................................   7.01 and 7.02
         (b)       ...........................................   7.02
         (c)       ...........................................   7.02
  ss. 313(a)       ...........................................   7.03
         (b)       ...........................................   7.03
         (c)       ...........................................   7.03
         (d)       ...........................................   7.03
  ss. 314(a)       ...........................................   7.04
      (a)(4)       ...........................................   1.01 and 6.07
         (b)       ...........................................   Inapplicable
      (c)(1)       ...........................................   13.05
      (c)(2)       ...........................................   13.05
      (c)(3)       ...........................................   Inapplicable
         (d)       ...........................................   Inapplicable
         (e)       ...........................................   13.05
         (f)       ...........................................   Inapplicable
  ss. 315(a)       ...........................................   9.01
         (b)       ...........................................   8.08
         (c)       ...........................................   9.01
         (d)       ...........................................   9.01
         (e)       ...........................................   8.07
  ss. 316(a)       ...........................................   1.01
   (a)(1)(A)       ...........................................   8.01 and 8.06
   (a)(1)(B)       ...........................................   8.01
      (a)(2)       ...........................................   Inapplicable
         (b)       ...........................................   8.09
         (c)       ...........................................   13.11
 ss.317(a)(1)      ...........................................   8.02
       (a)(2)      ...........................................   8.02
         (b)       ...........................................   6.03
  ss. 318(a)       ...........................................   13.08

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* The Cross Reference Sheet is not part of the Indenture.



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